Exhibit 4.4.1

FIFTH AMENDMENT

TO

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of May 11, 2010 (but effective on the Effective Date, defined below) by and among Chesapeake Energy Corporation (the “Company”), Chesapeake Exploration, L.L.C. (“Chesapeake Exploration”) and Chesapeake Appalachia, L.L.C. (“Chesapeake Appalachia”, and together with Chesapeake Exploration, collectively, the “Co-Borrowers”), Union Bank, N.A., as Administrative Agent (“Agent”), the other agents named therein, the Lenders from time to time parties thereto (the “Lenders”) and Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank) (“Woodlands”).

W I T N E S S E T H:

WHEREAS, the Co-Borrowers, the Company, Agent and the Lenders (including Woodlands) entered into that certain Seventh Amended and Restated Credit Agreement dated as of November 2, 2007 (the “Original Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans and extend credit to the Co-Borrowers as therein provided;

WHEREAS, Woodlands is a Defaulting Lender, and the Co-Borrowers, the Company, Agent and Woodlands desire to terminate the Revolving Commitments of Woodlands under the Credit Agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and extensions of credit that may hereafter be made by the Lenders and the Issuing Lenders to the Co-Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1.    Terms Defined in the Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2.    Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Fifth Amendment to Seventh Amended and Restated Credit Agreement.

“Credit Agreement” means the Original Agreement as amended hereby.

[FIFTH AMENDMENT TO SEVENTH AMENDED

AND RESTATED CREDIT AGREEMENT]

ARTICLE II.

AMENDMENTS

Section 2.1.    Definitions.  Section 1.1 of the Original Agreement is hereby amended to add the following definitions thereto in appropriate alphabetical order to read as follows:

“Woodlands”: Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank).

“Woodlands Loans”: the aggregate principal amount of Revolving Loans made by Woodlands in the outstanding amount of $34,928,571.43.

“Woodlands Amendment Effective Date” means September 28, 2009.

Section 1.1 of the Original Agreement is hereby further amended by adding the following sentence at the end of the definition of Defaulting Lender:

“On and after the Woodlands Amendment Effective Date, Woodlands shall not be deemed to be a Defaulting Lender at any time for any reason; provided, however, that Co-Borrowers shall retain the right to prepay the Woodland Loans, in whole or in part and to replace Woodlands as a Lender as otherwise provided in this Agreement.”

Section 1.1 of the Original Agreement is hereby further amended by amending the definitions of “Consolidated Indebtedness” and “Qualifying VPP” in their entirety to read as follows:

“Consolidated Indebtedness”: the remainder of (a) indebtedness of the Group Members (without duplication) of the type described in clauses (a), (b), (c), (d), (e), (g) and (h) of the definition of Indebtedness as determined on a consolidated basis in accordance with GAAP, minus (b) the total collected balances in Cash Equivalents properly reflected as assets of the Group Members in accordance with GAAP.

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“Qualifying VPP”: one or more volumetric production payment transactions (each a “VPP”) pursuant to which (a) a Group Member or Group Members (the “VPP Seller”) conveys (the “VPP Conveyance”) a term overriding royalty out of the working or other interests in certain oil and gas properties (which do not constitute Collateral) (the “VPP Properties”) to the purchaser of the VPP (the “VPP Buyer”) for consideration consisting of cash and (b) a Responsible Officer of the Company delivers to Administrative Agent a certificate certifying that, upon consummation of the proposed VPP, the VPP will satisfy all conditions necessary to constitute a Qualifying VPP, and which may contain any of the following provisions: (i) the VPP Seller or another Group Member enters into a Purchase and Sale Agreement (the “VPP PSA”), containing certain representations, warranties and covenants relating to the VPP and VPP Properties and a restriction on further assignments of the VPP Properties, (ii) the VPP Seller or another Group Member enters into a VPP Gas Purchase Contract with the VPP Buyer (the “VPP Gas Purchase Contract”) to purchase the VPP Buyer’s share of production at or near the wellhead at an index price (adjusted for shrinkage and transportation costs, as applicable), (iii) the VPP Seller grants Liens on its retained interests in the VPP Properties and the production therefrom and its rights, titles and interests related thereto pursuant to one or more mortgages and deeds of trust (the “VPP Mortgages”), to secure performance of its ongoing covenants and obligations pursuant to the VPP Conveyance, the VPP PSA, and the VPP Gas Purchase Contract, and (iv) the Company guarantees (the “CEC Guaranty”) the VPP Seller’s performance of these same covenants and obligations; provided, however, if at the time of issuance thereof, the sum of (i) the aggregate cash consideration received by the Group Members for the sale of such VPP plus (ii) the Unamortized VPP Amount, defined below, of all other Qualifying VPPs sold since November 2, 2007 exceeds $3,500,000,000, then only the portion in excess of $3,500,000,000 shall be deemed not to be a Qualifying VPP. For the purpose of determining compliance with Section 7.1, the Unamortized VPP Amount and any non-Qualifying VPP amounts (if applicable) will be calculated as of the last day of the fiscal quarter of the Company. As used above, the “Unamortized VPP Amount” means the value of the remaining production required to be delivered under a VPP as of the time of determination, which value is equivalent to the unamortized principal amount of such VPP as maintained on the tax accounting books of the Company; provided that (i) the Company has provided the Administrative Agent a schedule showing the Unamortized VPP Amount for each VPP as of March 31, 2010, and (ii) any reduction in the Unamortized VPP Amount of any VPP shall be effective for purposes of this Agreement when a report thereof is delivered by the Company to the Administrative Agent.”

Section 2.2.    Borrowing Request Amendments.  Section 2.2 of the Original Agreement is hereby amended to change both references to “$5,000,000” to read “$3,000,000”.

Section 2.17(b) of the Original Agreement is hereby amended to amend the second sentence thereof to read as follows:

“Each such notice must be received by the Swing Line Lender and Administrative Agent not later than 1:30 P.M., Los Angeles, California time, on the requested borrowing date if the requested amount is less than $50,000,000, and otherwise not later than 9:00 A.M., Los Angeles, California time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $3,000,000 or whole multiples of $1,000,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.”

Sections 2.2 and 2.17(b) are each further amended by adding the following sentence at the end of each such Section:

“Without limiting a form of notice permitted under this Agreement, it is understood that a written notice of a borrowing request or a written confirmation of an oral notice of a borrowing request may be signed by: (i) means of a facsimile or stamp signature of a Responsible Officer of the Co-Borrowers or (ii) by another officer of the Co-Borrowers who has been authorized to make such requests, if the funds are made available to the Co-Borrowers pursuant to the terms of a repetitive wire transfer instruction or authorization acceptable to the Administrative Agent.”

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Section 2.3.    Termination of Woodlands Revolving Commitment.  Effective as of the Woodland Amendment Effective Date, the Original Agreement is hereby amended to (i) restate Schedule 1.1A to the Original Agreement to read as set forth Schedule 1.1A attached hereto and (ii) add the following Section 2.18:

“Section 2.18. Termination of Woodlands Revolving Commitment.

“(a)    Termination of Woodlands Revolving Commitment.  On the Woodlands Amendment Effective Date, (i) the Revolving Commitment of Woodlands shall be reduced to zero ($0.00), (ii) the Total Revolving Commitments shall be reduced by the amount of the $75,000,000 original Revolving Commitment of Woodlands, (iii) the Revolving Percentage of each Lender shall be recalculated giving effect to such reduction in the Revolving Commitment of Woodlands and in the Total Revolving Commitments, such resulting Revolving Percentage being reflected on Schedule 1.1A hereto, (iv) the participations of each Lender (other than Woodlands) in respect of Letters of Credit and Swing Line Loans is adjusted to such Lender’s new Revolving Percentage, and (v) the participation of Woodlands in respect of Letters of Credit and Swing Line Loans, whether now or existing or hereafter issued, is terminated. Woodlands shall have no further obligation to fund any request for Revolving Loans or fund any amount in respect of any Letter of Credit or Swing Line Loans under the Credit Agreement.

“(b)    Accrued Fees.  Woodlands hereby shall not be entitled to any portion of any commitment fees under Section 2.3 of the Credit Agreement, or any Letter of Credit Fee under Section 2.13 of the Credit Agreement, accrued from and after June 30, 2009.

“(c)    Principal Payment of Woodlands Loans.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, prior to the date on which all Revolving Loans shall become due and payable, whether upon Revolving Termination Date, upon acceleration under Section 8 of the Credit Agreement, or otherwise, (i) no portion of any prepayment of principal of Revolving Loans (whether under Sections 3.1 or 3.2 or otherwise) shall be applied to the Woodlands Loans other than as provided in Section 2.18(e), (ii) no Lender shall have any obligation to share any payment of principal of Revolving Loans with Woodlands under Section 3.16 of the Credit Agreement; and (iii) Woodlands waives all right to any pro rata treatment or pro rata payments in respect of payments of principal of Revolving Loans under Section 3.8 of the Credit Agreement. On the Revolving Termination Date or, if sooner, at the time when all Revolving Loans have become due and payable, whether upon acceleration under Section 8 of the Credit Agreement or otherwise, the Woodlands Loans shall be entitled to receive a ratable share of payments of principal of Revolving Loans under Section 3.8, and the Lenders’ obligations to Woodlands in respect of payments of principal of Revolving Loans under Section 3.16 of the Credit Agreement shall become effective.

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“(d)    Interest on Woodlands Loans.  The Woodlands Loans shall bear interest as follows: (i) to the extent that any Eurodollar Tranches are outstanding from time to time, that portion of the Woodlands Loans which would have been a Eurodollar Loan if the Revolving Commitment of Woodlands had remained in effect and if such portion of the Woodlands Loans had been funded as part of such Eurodollar Tranche shall bear interest at the applicable Eurodollar Rate plus the Applicable Margin, and (ii) otherwise the balance of the Woodlands Loans shall bear interest at the Base Rate plus the Applicable Margin. The provisions of Sections 3.5(c), 3.5(d), 3.6, 3.9, 3.10, 3.12, 3.13, 3.16, and 10.18, shall apply to such interest on the Woodlands Loans, but the other provisions of Article 3 shall not apply to interest on the Woodlands Loans.

“(e)    Commitment Increase.  So long as no Default has occurred and is continuing, the Co-Borrowers may request an increase in the Total Revolving Commitments in respect of the reduction in the Revolving Commitment of Woodlands in the manner provided for an increase in the Revolving Commitments under Section 2.15; provided, however, that such increase shall not exceed the remainder of (i) the Revolving Commitment of Woodlands prior to the reduction provided in Section 2.18(a), minus (ii) the outstanding principal balance of the Woodlands Loans after giving effect to any prepayment of the Woodlands Loans in whole or in part contemporaneously with such Commitment increase. The Co-Borrowers may repay the Woodlands Loans at the time of such Commitment increase, without premium or penalty and without payment of any amount under Section 3.11.

“(f)    Voting Rights.  So long as the Revolving Commitments have not terminated, the determination of the Borrowing Base and Collateral Value and each other determination or consent to be made based on the Revolving Commitments of the Lenders shall be made giving effect to the reduction of the Woodlands Revolving Commitment to zero; provided, however, that Woodlands shall retain its right to consent pursuant to Section 10.1 with respect to matters requiring the consent of all Lenders and matters requiring the consent of an affected Lender (to the extent that Woodlands is such an affected Lender). After the termination of the Revolving Commitments, the determination of Majority Lenders based on Total Revolving Extensions of Credit shall be made by including the Woodlands Loans as an outstanding Revolving Extension of Credit.”

Section 2.4.    Independent Engineering Report.  The reference in Section 6.2(d) of the Original Agreement to “85%”, contained in the phrase “prepared with respect to not less than 70% of the reserve volume of the Company and its Subsidiaries (but in any event, not less than 85% of the reserve volume used in the determination of the Collateral Value with respect to such Evaluation Date) by independent petroleum engineers chosen by the Company and acceptable to the Majority Lenders”, is hereby amended to read “70%”.

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Section 2.5.    Release.  Each of the Co-Borrowers and Subsidiary Guarantors hereby unconditionally and irrevocably waive all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any of them may have or claim to have against Woodlands in its capacity as a Lender under the Credit Agreement, but not otherwise, or its agents, employees, officers, directors, representatives, attorneys, successors and assigns to the extent and solely to the extent arising out of or in connection with the Loan Documents or any prior or future Co-Borrowers request to fund or make an extension of credit under the Credit Agreement including, without limitation, any past or future failure by Woodlands to fund any Loan required to be funded by it under the Credit Agreement. Woodlands hereby unconditionally and irrevocably waives all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which it may have or claim to have against any Co-Borrower, any Subsidiary Guarantor, Administrative Agent or any Lender or its agents, employees, officers, directors, representatives, attorneys, successors and assigns to the extent and solely to the extent arising out of or in connection with the failure of Woodlands to have received its pro rata share of any payment under the Credit Agreement on or prior to the date of this Amendment. Each of the released parties shall be a third party beneficiary of this Amendment.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS; CLOSING

Section 3.1.    Effective Date.  This Amendment shall be effective on the date (the “Effective Date”) when Agent shall have received, at Agent’s office, duly executed and delivered and in form and substance satisfactory to Agent, all of the following:

(i)        this Amendment duly executed by the Co-Borrowers, the Company, Agent, Majority Lenders and Woodlands;

(ii)        the Guarantor Consent Agreement attached hereto duly executed by all Subsidiary Guarantors; and

(iii)        such other supporting documents as Agent may reasonably request.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1.    Representations and Warranties of Co-Borrowers.  In order to induce each Lender to enter into this Amendment, the Company and Co-Borrowers represent and warrant to Agent and to each Lender that:

(a)        The representations and warranties contained in Article 4 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(b)        The Company and Co-Borrowers are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies and to perform their respective obligations under the Credit Agreement. The Company and Co-Borrowers have duly taken all corporate or limited liability company action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company and Co-Borrowers hereunder.

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(c)        The execution and delivery by each of the Company and Co-Borrowers of this Amendment, the performance by each of the Company and Co-Borrowers of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation or organization, bylaws, or agreement of limited liability company of the Company or either of the Co-Borrowers (as applicable), or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company or either of the Co-Borrowers, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company or either of the Co-Borrowers. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company and Co-Borrowers of this Amendment or to consummate the transactions contemplated hereby.

(d)        When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Company and Co-Borrowers, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(e)        The audited annual consolidated financial statements of the Company dated as of December 31, 2009 fairly present the consolidated financial position at such date and the consolidated statement of operations and the changes in consolidated financial position for the period ending on such date for the Company. Copies of such financial statements have heretofore been delivered to each Lender. Since such date no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of the Company.

ARTICLE V.

MISCELLANEOUS

Section 5.1.    Ratification of Agreements.  The Credit Agreement as hereby modified and each of the Security Documents is hereby ratified and confirmed in all respects. Each Loan Party affirms that the terms of the Security Documents secure, and shall continue to secure, all of the Obligations, after giving effect to this Amendment. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as hereby modified. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 5.2.    Loan Documents.  This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

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Section 5.3.    Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

Section 5.4.    Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Amendment may be validly executed by facsimile or other electronic transmission.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[The remainder of this page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CHESAPEAKE ENERGY CORPORATION
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.

By:	/S/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Treasurer and Senior Vice President

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UNION BANK, N.A.,
as Administrative Agent, as Swing Line Lender, as an Issuing Lender and as a Lender

By:	/S/ RANDALL OSTERBERG
Name:	Randall Osterberg
Title:	Senior Vice President

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THE ROYAL BANK OF SCOTLAND plc, as Syndication Agent, as an Issuing Lender and as a Lender

By:	/S/ LUCY WALKER
Name:	Lucy Walker
Title:	Vice President

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BNP PARIBAS, as Co-Documentation Agent and as a Lender

By:	/S/ POLLY SCHOTT
Name:	Polly Schott
Title:	Director

By:	/S/ BETSY JOCHER
Name:	Betsy Jocher
Title:	Director

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BANK OF AMERICA, N.A.,
as Co-Documentation Agent and as a Lender

By:	/S/ RONALD E. MCKAIG
Name:	Ronald E. McKaig
Title:	Senior Vice President

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SUNTRUST BANK, as Co-Documentation Agent and as a Lender

By:	/S/ DAVID SIMPSON
Name:	David Simpson
Title:	Vice President

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, FORMERLY KNOWN AS CALYON NEW YORK BRANCH,
as a Lender

By:	/S/ DENNIS PETITO
Name:	Dennis Petito
Title:	Managing Director

By:	/S/ MICHAEL WILLIS
Name:	Michael Willis
Title:	Managing Director

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FORTIS CAPITAL CORP., as a Lender

By:	/S/ POLLY SCHOTT
Name:	Polly Schott
Title:	Director

By:	/S/ BETSY JOCHER
Name:	Betsy Jocher
Title:	Director

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WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/S/ J. ALAN ALEXANDER
Name:	J. Alan Alexander
Title:	SVP

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WELLS FARGO BANK, N.A., as a Lender

By:	/S/ J. ALAN ALEXANDER
Name:	J. Alan Alexander
Title:	SVP

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BANK OF SCOTLAND plc, as a Lender

By:	/S/ JULIA R. FRANKLIN
Name:	Julia R. Franklin
Title:	Assistant Vice President

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CITICORP USA, INC., as a Lender

By:	/S/ JOHN MILLER
Name:	John Miller
Title:	Vice President

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BMO CAPITAL MARKETS FINANCING, INC., as a Lender

By:	/S/ GUMARO TIJERINA
Name:	Gumaro Tijerina
Title:	Director

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THE BANK OF NOVA SCOTIA, as a Lender

By:	/S/ JOHN FRAZELL
Name:	John Frazell
Title:	Director

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/S/ MARK E.THOMPSON
Name:	Mark E. Thompson
Title:	Senior Vice President

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BARCLAYS BANK PLC, as a Lender

By:	/S/ SAM YOO
Name:	Sam Yoo
Title:	Assistant Vice President

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ABN AMRO BANK N.V., as a Lender

By:	/S/ MICHELE COSTELLO
Name:	Michele Costello
Title:	Director

By:	/S/ MARC BRONDYKE
Name:	Marc Brondyke
Title:	Associate

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NATIXIS, as a Lender

By:	/S/ DONOVAN C. BROUSSARD
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/S/ LIANA TCHERNYSHEVA
Name:	Liana Tchernysheva
Title:	Director

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COMERICA BANK, as a Lender

By:	/S/ DUSTIN HANSEN
Name:	DUSTIN HANSEN
Title:	SENIOR VICE PRESIDENT

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BANK OF OKLAHOMA, N.A., as a Lender

By:	/S/ MIKE WEATHERHOLT
Name:	Mike Weatherholt
Title:	Assistant Vice President

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TORONTO DOMINION (TEXAS) LLC, as a Lender

By:	/S/ JACKIE BARRETT
Name:	JACKIE BARRETT
Title:	AUTHORIZED SIGNATORY

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COMPASS BANK, as a Lender

By:	/S/ KATHLEEN J. BOWEN
Name:	Kathleen J. Bowen
Title:	Senior Vice President

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MIDFIRST BANK, as a Lender

By:	/S/ STEVE A. GRIFFIN
Name:	Steve A. Griffin
Title:	Senior Vice President

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CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:	/S/ NUPUR KUMAR
Name:	Nupur Kumar
Title:	Vice President

By:	/S/ LYNNE-MARIE PAQUETTE
Name:	Lynne-Marie Paquette
Title:	Associate

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UBS LOAN FINANCE LLC, as a Lender

By:	/S/ IRJA R. OTSA
Name:	Irja R. Otsa
Title:	Associate Director

By:	/S/ MARY E. EVANS
Name:	Mary E. Evans
Title:	Associate Director

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/S/ PAUL O’LEARY
Name:	Paul O’Leary
Title:	Director

By:	/S/ DUSAN LAZAROV
Name:	Dusan Lazarov
Title:	Director

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GOLDMAN SACHS BANK USA, as a Lender

By:	/S/ JOHN MAKRINOS
Name:	John Makrinos
Title:	Authorized Signatory

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GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:	/S/ JOHN MAKRINOS
Name:	John Makrinos
Title:	Authorized Signatory

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ROYAL BANK OF CANADA, as a Lender

By:	/S/ DON J. MCKINNERNEY
Name:	Don J. McKinnerney
Title:	Authorized Signatory

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WOODLANDS COMMERCIAL BANK

By:	/S/ BRIAN HALBEISEN
Name:	Brian Halbeisen
Title:	Vice President

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CONSENT AND AGREEMENT

By its execution below, each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Fifth Amended and Restated Guarantee Agreement dated as of November 2, 2007 made by it for the benefit of Administrative Agent and Lenders (as modified by certain Assumption Agreements, if any) and the other Loan Documents executed pursuant to the Credit Agreement (or any prior amendment or supplement to the Credit Agreement), (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Fifth Amended and Restated Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

Corporations:

CHESAPEAKE ENERGY CORPORATION
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
GENE D. YOST & SON, INC.
DIAMOND Y ENTERPRISE, INCORPORATED

CHESAPEAKE OPERATING, INC.
On behalf of itself and, as general partner of the following limited partnership:

CHESAPEAKE LOUISIANA, L.P.

Limited Liability Companies:

HODGES TRUCKING COMPANY, L.L.C.
CARMEN ACQUISITION, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
COMPASS MANUFACTURING, L.L.C.
GOTHIC PRODUCTION, L.L.C.
GREAT PLAINS OILFIELD RENTAL, L.L.C.
MC MINERAL COMPANY, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
HAWG HAULING & DISPOSAL, LLC
CHK HOLDINGS, L.L.C.
MIDCON COMPRESSION, L.L.C.
NOMAC DRILLING, L.L.C.

Limited Partnerships:

EMLP, L.L.C.
Solely as general partner of the following limited partnership:

EMPRESS LOUISIANA PROPERTIES, L.P.

By:	/S/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Treasurer and Senior Vice President of the entities listed above